UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2004

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28009	33-0442860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Green Hills Road, Scotts Valley, California	95066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (831) 430-3800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are filing this Amendment to our current report on Form 8-K as filed with the Securities and Exchange Commission on October 7, 2004 in order to correct a mistaken cross-reference to Item 5.02(d). Accordingly, this Amendment amends and restates such current report changing the reference from “Item 5.02(d)” to “Item 5.02(c)”.

Item 5.02(c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 30, 2004, the Board of Directors of Rainmaker Systems, Inc. (the “Company”) elected Mr. Steve Valenzuela as Vice President, Finance and Chief Financial Officer of the Company.

Mr. Valenzuela is not party to any arrangement or understanding with any person pursuant to which Mr. Valenzuela was selected as a principal officer. Mr. Valenzuela does not have a familial relationship required to be disclosed pursuant to Item 401(d) of Regulation S-K. Mr. Valenzuela is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Prior to joining the Company, Mr. Valenzuela served since 2003 as Vice President of Finance and then Chief Financial Officer of The Thomas Kinkade Company (formerly Media Arts Group), a marketer of art and collectibles. From 2000 to 2002, he held the position of Senior Vice President and Chief Financial Officer of Silicon Access Networks, a semiconductor supplier. During 1999 and 2000, he held the position of Senior Vice President of Finance and Chief Financial Officer of PlanetRx, an online e-commerce company. His financial and operating experience also includes positions with LinkExchange, operating within Microsoft’s MSN division, Coherent, Inc, Tandem Computers, now part of Hewlett Packard, and Intel.

Mr. Valenzuela holds an MBA from Santa Clara University and a BS degree in accounting from San Jose State University.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

April 28, 2005		/s/ Michael Silton
Date		(Signature)*

	By:	Michael Silton
	Title:	President and Chief Executive Officer